UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2007

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30700

Delaware	84-1524410
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of principal executive offices, including zip code)

(818) 755-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2007, Fred Dressler was elected to the Board of Crown Media Holdings, Inc. (the "Company") by its Board of Directors. Mr. Dressler was nominated by Hallmark Entertainment Investments Co., a subsidiary of Hallmark Cards, Incorporated ("HEIC"), pursuant to the Second Amended and Restated Stockholders Agreement, dated August 30, 2001, as amended, by and among the Company, HEIC, VISN, a subsidiary of the National Interfaith Cable Coalition, Inc., and The DIRECTV Group, Inc. (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on November 13, 2001 (File Number 000-30700; Film Number 1784987) and incorporated herein by reference). The Board of Directors of the Company has not determined the committees of the Board on which Mr. Dressler will serve.

Mr. Dressler does not have any family relationship with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Mr. Dressler, along with other directors who are not employees of the Company or Hallmark Cards, Incorporated and its subsidiaries, will receive the following for serving on our Board: (1) an annual retainer of $35,000 and $1,000 per meeting for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings and (2) an annual grant of restricted stock units valued at $40,000.

The press release issued by the Company on March 28, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date: March 28, 2007	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release issued on March 28, 2007